                                                                       Exhibit 2








                      PLAN OF CONVERSION AND REORGANIZATION
                                       OF
                        FIRST FEDERAL BANKSHARES, M.H.C.

                                TABLE OF CONTENTS

1.   INTRODUCTION.............................................................................................1

2.   DEFINITIONS..............................................................................................1

3.   PROCEDURES FOR CONVERSION................................................................................6

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS...............................................................8

5.   SALE OF SUBSCRIPTION SHARES..............................................................................8

6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES.........................................................8

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY..................................................9

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).........................................9

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY).................................................10

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE
        ACCOUNT HOLDERS (THIRD PRIORITY)  ...................................................................10

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)..................................................10

12.  COMMUNITY OFFERING......................................................................................11

13.  SYNDICATED COMMUNITY OFFERING...........................................................................11

14.  LIMITATION ON PURCHASES.................................................................................12

15.  PAYMENT FOR SUBSCRIPTION SHARES.........................................................................13

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS............................................14

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT.........................................15

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES.......................................................15

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT....................................................................16

20.  VOTING RIGHTS OF STOCKHOLDERS...........................................................................17

21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION........................................................17

22.  REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS
     FOLLOWING THE CONVERSION................................................................................17

23.  TRANSFER OF DEPOSIT ACCOUNTS............................................................................18

24.  REGISTRATION AND MARKETING..............................................................................18


                                       (i)

25.  TAX RULINGS OR OPINIONS.................................................................................18

26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS...........................................................18

27.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY.................................................19

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK............................................................19

29.  CHARTER AND BYLAWS......................................................................................19

30.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE...........................................................19

31.  EXPENSES OF CONVERSION..................................................................................20

32.  AMENDMENT OR TERMINATION OF PLAN........................................................................20

33.  CONDITIONS TO CONVERSION................................................................................20

34.  INTERPRETATION..........................................................................................20


     EXHIBIT A         MHC AGREEMENT OF MERGER

     EXHIBIT B         BANK AGREEMENT OF MERGER

     EXHIBIT C         AMENDED CHARTER OF FIRST FEDERAL SAVINGS BANK OF
                       SIOUXLAND

     EXHIBIT D         CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

     EXHIBIT E         BYLAWS OF HOLDING COMPANY



                                      (ii)

                    PLAN OF CONVERSION AND REORGANIZATION OF
                        FIRST FEDERAL BANKSHARES, M.H.C.


1.   INTRODUCTION

     This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of First Federal Bankshares, M.H.C. (the "Mutual Holding Company") into First Federal Bankshares, Inc., a capital stock corporation organized under Delaware law (the "Holding Company"). The Mutual Holding Company currently owns a majority of the common stock of First Federal Savings Bank of Siouxland (the "Bank"), a federal stock savings bank which is headquartered in Sioux City, Iowa. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization, which will provide the Holding Company and the Bank with greater flexibility and capital resources to respond to changing regulatory and market conditions and to effect corporate transactions, including mergers and acquisitions. One of the specific purposes of the Conversion is to enable the Bank to acquire Mid-Iowa Financial Corp. ("Mid-Iowa Financial"), a Delaware-chartered holding company and parent of Mid-Iowa Savings Bank, FSB ("Mid-Iowa Savings"), a federal stock savings bank. Pursuant to an Agreement and Plan of Reorganization dated August 17, 1998 by and between the Mutual Holding Company, the Bank, Mid-Iowa Financial and Mid-Iowa Savings, the Bank will acquire Mid-Iowa Savings and each outstanding share of Mid-Iowa Financial common stock will be converted into the right to receive $15 in cash. The Conversion will generate capital to support the acquisition of Mid-Iowa Financial. The Holding Company will offer its Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, the Employee Plans established by the Bank or the Holding Company, Supplemental Eligible Account Holders and Other Members in the respective priorities set forth in this Plan. Any Subscription Shares not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public directly by the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof. As part of the Conversion, each Minority Stockholder will receive Common Stock of the Holding Company in exchange for Minority Shares. The Conversion will result in the voting interests of the Mutual Holding Company's members being transferred to persons who purchase Subscription Shares in the Offering and persons who exchange common stock of the Bank for Common Stock of the Holding Company. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank will continue to be regulated by the OTS as its chartering authority. The Bank also will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the full extent provided by applicable law.

     This Plan has been adopted by the Board of Directors of the Mutual Holding Company, and must also be approved by (i) a majority of the total number of votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Bank at the Special Meeting of Stockholders, including at least a majority of the votes cast, in person or by proxy, by the Minority Stockholders. Prior to the submission of this Plan to the Voting Members and stockholders of the Bank for consideration, this Plan must be approved by the OTS.

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     Account Holder - Any Person holding a Deposit Account in the Bank.

     Acting in Concert - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Actual Purchase Price - The per share price at which the Common Stock is ultimately sold in accordance with the terms hereof.

     Adjusted Majority Ownership Interest - The percentage of the Common Stock of the Bank owned by the Mutual Holding Company as adjusted to reflect the MHC Assets Adjustment.

     Adjusted Minority Ownership Interest - The Minority Ownership Interest as adjusted by the MHC Assets Adjustment.

     Affiliate - Any person that controls, is controlled by, or is under common control with another person.

     Associate - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 8 through 15, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Bank or the Holding Company, or any of its parents or subsidiaries.

     Bank - First Federal Savings Bank of Siouxland, Sioux City, Iowa.

     Bank Merger - The merger of the Interim Savings Bank with the Bank as set forth in this Plan.

     Code - The Internal Revenue Code of 1986, as amended.

     Common Stock - The common stock, par value $.01 per share, of the Holding Company.

     Community - The State of Iowa, the Nebraska counties of Dakota, Dixon, Thurston, Cedar and Wayne, and the South Dakota counties of Union, Clay, Yankton, Lincoln and Turner.

     Community Offering - The offering for sale to certain members of the general public directly by the Holding Company of any shares not subscribed for in the Subscription Offering.

     Control (including the terms "controlled by", "controlling" and "under common control with") - The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Conversion - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the MHC Merger, the Share Exchange and the Offering.

     Conversion Stock - The Subscription Shares and the Exchange Shares issued in the Conversion.

     Deposit Account - The term Deposit Account means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, and shall include all demand deposit accounts and certificates of deposit.

     Director - A member of the Board of Directors of the Bank, the Holding Company or the Mutual Holding Company, as appropriate in the context.

     Eligible Account Holder - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

     Eligibility Record Date - The date for determining Eligible Account Holders of the Bank which is September 30, 1997.

     Employees - All Persons who are employed by the Bank or any subsidiary of the Bank, or the Mutual Holding Company.

     Employee Plans - Any Tax-Qualified Employee Stock Benefit Plan of the Bank, including the ESOP.

     ESOP - An Employee Stock Ownership Plan and related trust established by the Bank or the Holding Company.

     Estimated Valuation Range - The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Estimated Valuation Range will vary within 15% above and 15% below, respectively, the midpoint of the Estimated Valuation Range.

     Exchange Ratio - The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the ratio that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Common Stock of the Holding Company immediately upon completion of the Conversion as the percentage of Bank common stock owned by them in the aggregate immediately prior to the consummation of the Conversion, before giving effect to (i) the payment of cash in lieu of issuing fractional shares of Holding Company Common Stock, (ii) the MHC Assets Adjustment, and (iii) any shares of Common Stock purchased by the Minority Stockholders in the Conversion.

     Exchange Shares - Shares of Common Stock, par value $.01 per share, of the Holding Company issued to Minority Stockholders in exchange for Minority Shares.

     FDIC - The Federal Deposit Insurance Corporation.

     Holding Company - The Delaware (or other state) corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Common Stock of the Holding Company will be issued in the Conversion to Participants and others in the Conversion.

     Independent Appraiser - The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

     Independent Valuation - The estimated pro forma market value of the Holding Company and the Bank as determined by the Independent Appaiser.

     Interim Savings Bank - One or more interim savings bank subsidiaries of the Bank or the Holding Company established by the Bank or the Holding Company to effect the Conversion.

     Liquidation Account - The account established for Eligible Account Holders and Supplemental Eligible Account Holders as set forth in this Plan pursuant to 12 C.F.R. ss.563b.3(f) and OTS policy.

     Member - Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to its charter and bylaws.

     MHC Assets Adjustment - The adjustment to the number of shares of Common Stock issued in the Conversion to Minority Stockholders in exchange for their shares of Bank common stock to reflect the market value of assets of the Mutual Holding Company other than common stock of the Bank, which adjustment shall be made by multiplying the Minority Ownership Interest by a fraction, (i) the numerator of which is the pro forma market value of the Holding Company less the market value of assets of the Holding Company other than the Bank common stock, and (ii) the denominator of which is the pro forma market value of the Holding Company.

     MHC Merger - The merger of the Mutual Holding Company with the Bank as set forth in this Plan.

     Minority Ownership Interest - The percentage of the Bank's common stock held by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

     Minority Shares - Any outstanding common stock of the Bank, or shares of common stock of the Bank issuable upon the exercise of options or grant of stock awards, held by persons other than the Mutual Holding Company.

     Minority Stockholder - Any owner of Minority Shares immediately prior to the closing of the Conversion.

     Mutual Holding Company - First Federal Bankshares, M.H.C., the mutual holding company of the Bank.

     OTS - The Office of Thrift Supervision of the Department of the Treasury or any successor thereto.

     Offering - The offering for sale, pursuant to this Plan, of Common Stock in a Subscription Offering, Community Offering, and Syndicated Community Offering (or underwritten public offering), as the case may be. The term "Offering" does not include the Common Stock of the Holding Company issued in exchange for Minority Shares pursuant to this Plan.

     Offering Range - The aggregate purchase price of the Common Stock to be sold in the Offering based on the Independent Valuation expressed as a range which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be equal to the Estimated Valuation Range multiplied by the Adjusted Minority Ownership Interest.

     Officer - An executive officer of the Bank or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

     Order Form - Any form (together with any attached cover letter and/or certifications or acknowledgments), sent by the Bank to any Participant or Person containing among other things a description of the alternatives available to such Person under this Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription Offering.

     Other Member - Any Member on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

     Participant - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder or Other Member.

     Person - An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     Plan - This Plan of Conversion and Reorganization of the Mutual Holding Company, including the MHC Merger and the Bank Merger, as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     Prospectus - The one or more documents used in offering the Conversion
Stock.

     Qualifying Deposit - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     Recognition Plans - The Bank's Recognition and Retention Plans and related trusts adopted by the Board of Directors of the Bank and/or the Holding Company.

     Resident - Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank. A Participant must be a "Resident" for purposes of determining whether such Person "resides" in the Community as such term is used in this Plan.

     SEC - The Securities and Exchange Commission.

     Share Exchange - The Exchange of Minority Shares for Holding Company Common Stock in the Conversion.

     Special Meeting of Members - The special meeting of members of the Mutual Holding Company and any adjournments thereof held to consider and vote upon this Plan.

     Special Meeting of Stockholders - The special meeting of stockholders of the Bank and any adjournments thereof held to consider and vote upon this Plan.

     Subscription Offering - The offering of Subscription Shares to
Participants.

     Subscription Price - The price per share of Subscription Shares to be paid by Participants in the Subscription Offering and Persons in the Community Offering.

     Subscription Shares - The $.01 par value common stock offered and issued by the Holding Company in the Offering. Subscription Shares do not include shares of Common Stock issued in exchange for Minority Shares in the Share Exchange.

     Supplemental Eligible Account Holder - Any Person, other than Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

     Supplemental Eligibility Record Date - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

     Syndicated Community Offering - The offering of Subscription Shares following the Subscription and Community Offerings through a syndicate of broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirement. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     Voting Member - Any Person who at the close of business on the Voting Record Date is entitled to vote as a member of the Mutual Holding Company pursuant to its charter and bylaws.

     Voting Record Date - The date fixed by the Directors in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Stockholders.

3.   PROCEDURES FOR CONVERSION

     A. After approval of the Plan by the Board of Directors of the Bank and the Mutual Holding Company, the Plan and all other necessary information will be submitted to the OTS for its approval. Notice of the adoption of the Plan and all other necessary information by the Board of Directors of the Bank and the Mutual Holding Company and the submission of the Plan to the OTS for its approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by the Members. Upon receipt of notice from the OTS to do so, the Mutual Holding Company also will cause to be published a notice of the filing with the OTS of an application to convert in accordance with the provisions of the Plan.

     B. Promptly following approval by the OTS, the Plan will be submitted to a vote of (i) the Voting Members, at the Special Meeting of Members, and (ii) the stockholders of the Bank at the Special Meeting of Stockholders. The Mutual Holding Company will mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting of Members. The Mutual Holding Company will also mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Sections 16 through 18 of the Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the certificate of incorporation or bylaws of the Holding Company. Upon approval of the Plan by (i) a majority of the total number of votes eligible to be cast by the Voting Members, (ii) at least two-thirds of the outstanding common stock of the Bank, and (iii) a majority vote of Minority Stockholders present in person or by proxy, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of this Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.

     C. The Conversion will be effected as follows, or in any other manner approved by the OTS which is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to (i) the Plan, (ii) the intent of the Board of Directors of the Mutual Holding Company and the Bank, and (iii) OTS regulations. Approval of this Plan by the Members and stockholders of the Bank shall also constitute approval of each of the conditions to the implementation of this Plan, including the Bank Merger and the MHC Merger, as discussed herein.

     1. The Bank will organize the Holding Company (which will become the stock holding company of the Bank) as a first-tier subsidiary of the Bank.

     2. The Holding Company will organize Interim Savings Bank as a wholly-owned subsidiary of the Holding Company.

     3. The Mutual Holding Company will convert into an interim federal stock savings association and will simultaneously merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit A between the Mutual Holding Company and the Bank, whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in the Liquidation Account of the Bank in exchange for such Member's interest in the Mutual Holding Company.

     4. Interim Savings Bank will merge with and into the Bank (the "Bank Merger") with the Bank as the resulting entity pursuant to the Agreement of Merger attached hereto as Exhibit B between the Bank, the Holding Company and the Interim Savings Bank, whereby each Minority Stockholder shall receive Common Stock of the Holding Company in exchange for Minority Shares, based on the Exchange Ratio, with cash paid in lieu of fractional shares based upon the Actual Purchase Price.

     5. All of the shares of common stock of Interim Savings Bank held by the Holding Company shall be converted into shares of common stock of the Bank.

     6. Contemporaneously with the Bank Merger, the Holding Company will offer for sale in the Offering Subscription Shares representing the pro forma market value of the Holding Company immediately prior to the Conversion.

     D. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Common Stock of the Holding Company based upon the Exchange Ratio established by the Board of Directors of the Holding Company and the Bank, subject to OTS approval. The basis for exchange of Minority Shares for Common Stock of the Holding Company shall be fair and reasonable. Options to purchase shares of Bank common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

     E. Concurrently with the filing of the Conversion Application with the OTS, the Holding Company will register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, if required by applicable law and regulations, the Board of Directors of the Bank will prepare preliminary proxy materials as well as other applications and information for review by the OTS in connection with the solicitation of stockholder and member approval of the Plan.

     F. The Charter of the Bank will be amended upon consummation of the Conversion to reflect the establishment of the Liquidation Account. The Charter, as amended, will read in the form of Exhibit C. The Bylaws of the Bank shall be unaffected by the Conversion.

     G. The home office and branch offices of the Bank will be unaffected by the Conversion. The executive offices of the Holding Company will be located at the current offices of the Mutual Holding Company.

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Board of Directors of the Holding Company and the Bank will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application on Form AC and a Holding Company Application on Form H-(e)1 or H-(e)1-S, to be filed with the OTS and a Registration Statement on Form S-1 to be filed with the SEC.

5.   SALE OF SUBSCRIPTION SHARES

     The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in Sections 8 through 12. The Subscription Offering may begin as early as the mailing of the Proxy Statement for the Special Meeting of Members. The Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Common Stock.

     Any shares of Common Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in Section 12. The Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering may also begin prior to the Special Meeting of Members. The offer and sale of Common Stock prior to the Special Meeting of Members, however, will be subject to the approval of this Plan by the Voting Members and stockholders of the Bank.

     If feasible, any shares of Common Stock remaining after the Subscription and Community Offerings, will be sold in a Syndicated Community Offering in a manner that will achieve the widest distribution of the Common Stock. The sale of all Common Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Common Stock in the Syndicated Community Offering is consummated and only if all unsubscribed for Common Stock is sold.

6.   PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES

     The total number of shares (or a range thereof) of Common Stock to be issued and offered in the Conversion will be determined jointly by the Boards of Directors of the Bank and of the Holding Company immediately prior to the commencement of the Subscription and Community Offerings and will be based on the Estimated Valuation Range divided by the Subscription Price. The Offering Range will be equal to the Estimated Valuation Range multiplied by the Minority Ownership Interest. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment if necessitated by market or financial conditions, with the approval of the OTS, if necessary, and the maximum of the Estimated Valuation Range may be increased by up to 15% subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares sold in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Adjusted Majority Ownership Interest.

     All shares sold in the Offering will be sold at a uniform price per share referred to in this Plan as the Subscription Price. The estimated consolidated pro forma market value of the Holding Company will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Valuation Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Common Stock to be issued and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Valuation Range, or materially above the maximum of the Estimated Valuation Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Valuation Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the OTS if required.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Sock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. An increase in the aggregate value of the Conversion Stock by up to 15% above the maximum of the Estimated Valuation Range would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, extend the Conversion, establish a new Subscription Price and/or Estimated Valuation Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering or take such other action as the OTS may permit.

     The Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

     Upon the consummation of the sale of all of the Common Stock and the issuance of Exchange Shares to Minority Stockholders, the Holding Company will own all of the capital stock of the Bank. The Holding Company will apply to the OTS to retain up to 50% of the proceeds of the Offering. The Offering proceeds will provide economic strength to the Holding Company and the Bank and may facilitate the possible expansion of the Bank through acquisitions of other financial service organizations and possible diversification into other related businesses. The Offering proceeds also may be used by the Holding Company for other business and investment purposes, including the possible payment of dividends and future repurchases of the Common Stock as permitted by the OTS.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for the greater of 85,000 Subscription Shares, .10% of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the aggregate number of Exchange Shares and Subscription Shares issued in the Conversion by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the purchase limitations of
Section 14.

     B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on increased deposits in the Bank made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

     At the discretion of the Board of Directors of the Bank, the Employee Plans of the Holding Company and the Bank shall receive, without payment, subscription rights to purchase in the aggregate up to 8% of the Common Stock offered in the Subscription Offering, including any shares of Common Stock to be issued in the Subscription Offering as a result of an increase in the Estimated Valuation Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies of the OTS, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY)

     A. Each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for the greater of 85,000 Subscription Shares, .10% of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the aggregate number of Exchange Shares and Subscription Shares issued in the Conversion by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders under
Section 8 and, at the discretion of the Board of Directors, the Employee Plans under Section 9, and to the purchase limitations specified in Section 14.

     B. In the event that Supplemental Eligible Account Holders exercise Subscription Rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares subscribed for by each such Supplemental Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

     A. Each Other Member shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for the greater of 85,000 Subscription Shares, or .10% of the total offering of shares, subject to the purchase limitations specified in Section 14.

     B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares being issued, the subscriptions of such Other Members will be allocated to those Other Members residing in the Community in proportion to the amounts of their relative subscriptions and thereafter to those Other Members not residing in the Community.

12.  COMMUNITY OFFERING

     If less than the total number of shares of Common Stock to be subscribed for in the Offering are sold in the Subscription Offering, shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to 85,000 Subscription Shares, subject to the purchase limitations specified in
Section 14. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. Shares offered in the Community Offering will be available for purchase by the general public with preference given first to Minority Stockholders, and then to depositors of Mid-Iowa Savings as of a record date to be determined by the Board of Directors and then to natural persons residing in the Community (such natural persons referred to as the "Preferred Subscribers"). Any excess of shares will be available for purchase by the general public. The Holding Company shall make distribution of the Subscription Shares to be sold in the Community Offering in such a manner as to promote a wide distribution of Common Stock. The Holding Company reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. The number of Subscription Shares that any person may purchase in the Community Offering shall not exceed the purchase limitations specified in Section 14.

     Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of Preferred Subscribers, such stock will be allocated among the Preferred Subscribers in the manner that permits each such person, to the extent possible, to purchase the number of shares necessary to make his total allocation of Common Stock equal to the lesser of 100 shares offered or the number of shares subscribed for by each such Preferred Subscriber; provided that if there are insufficient shares available for such allocation, then shares will be allocated among Preferred Subscribers whose orders remain unsatisfied in the proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all Preferred Subscribers whose subscription remain unsatisfied. If all orders of Preferred Subscribers are filled, any shares remaining will be allocated to other persons who purchase in the Community Offering applying the same allocation described above for Preferred Subscribers. The Bank may establish all other terms and conditions of such offer. It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the OTS.

13.  SYNDICATED COMMUNITY OFFERING

     If feasible, the Board of Directors may determine to offer all Subscription Shares not subscribed for in the Subscription and Community Offerings in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Common Stock subject to the right of the Bank to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of Persons acting in concert may purchase a number of Subscription Shares that when combined with Exchange Shares received by such person, together with any Associate or group of Persons acting in concert is equal to 85,000 shares, subject to the purchase limitations specified in Section 14 and provided, however, that the shares purchased by any Person together with an Associate or group of Persons acting in concert pursuant to Section 12 shall be counted toward meeting the maximum purchase limitation found in this Section 13. Provided that the Subscription Offering has commenced, the Bank may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Subscription Shares shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the Bank shall have the right to sell any Subscription Shares remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 14 shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Subscription Price less an underwriting discount to be negotiated among such underwriters and the Bank, which will in no event exceed an amount deemed to be acceptable by the OTS.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Subscription Shares not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Subscription Shares is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment public offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

14.  LIMITATION ON PURCHASES

     The following limitations shall apply to all purchases of shares of Subscription Shares:

     A. The maximum number of Subscription Shares which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 85,000 shares, except for the Employee Plans which may subscribe for up to 8% of the Common Stock offered in the Subscription Offering (including shares issued in the event of an increase in the Estimated Valuation Range of 15%); provided, however, that, in the event the maximum purchase limitation is increased, orders for Subscription Shares in the Community Offering and in the Syndicated Offering (or, alternatively, an underwritten firm commitment public offering), if any, shall, as determined by the Bank, first be filled to a maximum of 1,000 shares and thereafter remaining shares shall be allocated, on an equal number of shares basis per order, until all orders have been filled.

     B. The maximum number of shares of Common Stock which may be purchased in all categories of the Offering by Officers and Directors of the Bank and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 25% of the Conversion Stock offered in the Conversion.

     C. The maximum number of Subscription Shares which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert together with Exchange Shares received in the Share Exchange by any such Person, or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 85,000 shares, except for the Employee Plans which may subscribe for up to 8% of the Holding Company Common Stock offered in the Subscription Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%). Pursuant to this limitation, certain depositors may not be permitted to purchase stock in the Offering. Notwithstanding this limitation, Minority Stockholders who receive more than 85,000 shares issued in the Conversion shall not be required to divest any such shares (except as otherwise may be required by the OTS).

     D. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the approval of the OTS and without further approval of the Members, may decrease or further increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Conversion, except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Conversion, such limitation may be further increased to 9.99%, provided that orders for Common Stock exceeding 5% of the shares issued in the Conversion, shall not exceed in the aggregate 10% of the shares issued in the Conversion. Requests to purchase additional Subscription Shares in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion.

     In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the Estimated Valuation Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of such subscribers according to such respective priorities exclusive of the Adjusted Maximum; and (iii) to fill unfulfilled subscriptions in the Community Offering exclusive of the Adjusted Maximum with preference given to Preferred Subscribers.

     For purposes of this Section 14, the Directors of the Bank and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank or the Holding Company.

     Each Person purchasing Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

15.  PAYMENT FOR SUBSCRIPTION SHARES

     All payments for Common Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the Holding Company, together with a properly completed and executed Order Form and certification or acknowledgment form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Subscription Price per share upon consummation of the Conversion.

     Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Offering and to thereafter submit payment by wire transfer for the Common Stock for which they are subscribing in the Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Holding Company in its sole discretion.

     Payment for Common Stock subscribed for shall be made either by check, money order, certified or teller's check or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the Bank on the Order Form to make a withdrawal from the subscriber's Deposit Account at the Bank in an amount equal to the Subscription Price for each of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at not less than the passbook annual rate on payments for Common Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders, Other Members and Minority Stockholders at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders, Other Members and Minority Stockholders of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and the proxy statement for the Special Meeting of Stockholders and may also be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Members in accordance with regulations of the OTS.

     Each Order Form will be preceded or accompanied by the Prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than 20, nor more than 45 days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

     B. The Subscription Price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

     G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

     Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the Holding Company or the Bank by the United States Postal Service or the Holding Company is unable to locate the addressee, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the Subscription Price prior to 48 hours before the completion of the Conversion, unless waived by the Holding Company, for each of the shares of Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

18.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country or in a State of the United States with respect to which all of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such State; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

19.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The Bank shall establish at the time of the Conversion a Liquidation Account in an amount equal to the greater of: (a) approximately 51% (the Mutual Holding Company stock ownership interest in the Bank) of the Bank's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion; or (b) the retained earnings of the Bank at the time the Bank underwent its initial mutual holding company reorganization. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on any June 30 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the Liquidation Account; or (ii) the net worth requirements contained in Part 567 of the Rules and Regulations of the OTS.

20.  VOTING RIGHTS OF STOCKHOLDERS

     Following consummation of the Conversion, voting rights with respect to the Bank shall be held and exercised exclusively by the holders of its capital stock. The holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All Subscription Shares purchased by Directors or Officers of the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in Section 21B, or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

     B. The restriction on disposition of Subscription Shares set forth in
Section 21A above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the OTS; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.

     C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted by this Section, shall bear a legend prominently stamped on its face giving notice of the restriction;

          (ii) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (iii) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such shares.

22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Common Stock of the Holding Company except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Common Stock of the Holding Company, the exercise of any options pursuant to a stock option plan or purchases of common stock of the Holding Company made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans or the Recognition Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

23.  TRANSFER OF DEPOSIT ACCOUNTS

     Each person holding a Deposit Account at the Bank at the time of the Conversion shall retain an identical Deposit Account at the Bank following the Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

24.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Bank or any holding company of the Bank. In addition, the Bank or Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.  TAX RULINGS OR OPINIONS

     Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion of counsel or tax advisor with respect to Iowa tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

26.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

     A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase Subscription Shares in the Conversion, to the extent permitted by the terms of such benefit plans and this Plan.

     B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved the Bank's 1992 Incentive Stock Option Plan, and 1992 Stock Option Plan for Outside Directors (the "Option Plans") and the Recognition and Retention Plan (the "Retention Plan"), and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of Bank common stock pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Bank common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Bank common stock and all rights to elect to make payment in Bank common stock under any agreement between the Bank and any Director, Officer or Employee thereof or under any plan or program of the Bank (including, without limitation, the Bank's Employee Stock Ownership Plan and the Recognition Plan), shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under the Option Plan shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company common stock based upon the Exchange Ratio and the number of shares of Bank common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

     C. The Holding Company and the Bank are authorized to enter into employment agreements with their executive officers.

     D. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no such plans will be established, no stock options shall be granted, and no shares of Conversion Stock shall be purchased pursuant to any of such plans prior to six months after the consummation of the Conversion and the receipt of stockholder approval of such plans. All such plans implemented within one year following the consummation of the Conversion shall be submitted to the Midwest Regional Director of the OTS for approval in accordance with OTS regulations.

27.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

     A. In accordance with OTS regulations, for a period of three years from the date of consummation of the Conversion, no Person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the OTS.

     B. The Certificate of Incorporation of the Holding Company will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     A. The Holding Company may repurchase any shares of its capital stock during the first three years following consummation of the Conversion, except as prohibited by OTS regulations or authorization.

     B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the federal regulatory capital requirement in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Bank may declare dividends or make capital distributions in accordance with applicable law and regulations.

29.  CHARTER AND BYLAWS

     By voting to adopt this Plan, Members of the Mutual Holding Company will be voting to adopt the Certificate of Incorporation and Bylaws for a Delaware corporation attached as Exhibits D and E to this Plan.

30.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

     The Effective Date of the Conversion shall be the date upon which the Articles of Combination shall be filed with the OTS with respect to the MHC Merger and the Bank Merger, with the Bank being the surviving institution in each case. The Articles of Combination shall be filed with the OTS after all requisite regulatory, member and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The sale of all Subscription Shares in the Subscription Offering, Community Offering and/or Syndicated Community Offering shall occur simultaneously on the closing date of the Conversion.

31.  EXPENSES OF CONVERSION

     The Mutual Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

32.  AMENDMENT OR TERMINATION OF PLAN

     If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from regulatory authorities or otherwise at any time prior to solicitation of proxies from Members and Bank stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Bank stockholders with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan may be terminated by the Board of Directors of the Mutual Holding Company at any time prior to the Special Meeting of Members and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

     By adoption of this Plan, the Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate this Plan under the circumstances set forth in this Section.

33.  CONDITIONS TO CONVERSION

     Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

     A. Prior receipt by the Mutual Holding Company and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in
          Section 25;

     B.   The sale of all of the Subscription Shares offered in the Conversion;
          and

     C.   The completion of the Conversion within the time period specified in
          Section 3.

34.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the OTS.

Dated:   October 1, 1998

                                    EXHIBIT A

                   MUTUAL HOLDING COMPANY AGREEMENT OF MERGER

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                      FIRST FEDERAL BANKSHARES, M.H.C. AND
                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND

     THIS AGREEMENT OF MERGER (the "MHC Merger Agreement") dated as of_________, 1998, is made by and among First Federal Bankshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company") and First Federal Savings Bank of Siouxland, a federal savings bank (the "Bank").

                                R E C I T A L S :

     1. The Mutual Holding Company is a federal mutual holding company with no authorized shares of capital stock.

     2. The Bank is a federal savings bank.

     3. The majority of the shares of common stock of the Bank are owned by the Mutual Holding Company, and the remainder of the shares of common stock of the Bank are owned by the Bank's employees, directors and the public (the "Minority Stockholders").

     4. As of the date hereof, the Bank has authorized capital stock consisting of 20,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which there are _________ shares of common stock and no shares of preferred stock issued and outstanding.

     5. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this Merger Agreement and authorized the execution and delivery thereof.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the Merger (as defined below), the Mutual Holding Company will convert into an interim federal stock savings association and will simultaneously merge with and into the Bank, whereupon the shares of Bank common stock owned by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan of Conversion and Reorganization (the "Plan")) shall automatically receive an interest in the Liquidation Account, which shall be established in the Bank, in exchange for such person's interest in the Mutual Holding Company as set forth in the Plan.

     2. Effective Date. The Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by (i) two-thirds of the outstanding common stock of the Bank, (ii) a majority vote of Minority Stockholders of the Bank present in person or by proxy at a meeting of stockholders, and (iii) a majority of the members of the Mutual Holding Company, and the Articles of Combination shall have been filed with the OTS with respect to the Merger. Approval of the Plan by the members of the Mutual Holding Company shall also constitute approval of this MHC Merger Agreement.

     3. Name. The name of the Resulting Institution shall be First Federal Savings Bank of Siouxland.

     4. Offices. The headquarters of the Resulting Institution shall be 329 Pierce Street, Sioux City, Iowa 51101. The offices of the Bank that were in lawful operation prior to the Merger shall continue to be operated as the branch offices of the Bank.

     5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     6. Rights and Duties of the Resulting Institution. At the Effective Date, the Mutual Holding Company shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting
Institution
shall be that of a federal savings association under the laws of the United States, the regulations of the OTS, and as provided for in the Bank's Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company shall be automatically transferred to and vested in the Resulting Institution by virtue of the Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mutual Holding Company. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company immediately prior to the MHC Merger, including liabilities, debts, obligations and contracts of the Mutual Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of the Mutual Holding Company. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of the Mutual Holding Company shall be preserved and shall not be released or impaired.

     7. Other Terms. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Bank and the Mutual Holding Company have caused this Agreement to be executed as of the date first above written.

                                         First Federal Bankshares, M.H.C.
                                         (a federal mutual holding company)

ATTEST:
                                   By:
----------------------------------       ----------------------------------
Suzette F. Hoevet, Secretary             Barry Backhaus, President



                                         First Federal Savings Bank of Siouxland
                                         (a federal stock savings bank)
ATTEST:

                                   By:
----------------------------------       ----------------------------------
Suzette F. Hoevet, Secretary             Barry Backhaus, President

                                    EXHIBIT B

                            BANK AGREEMENT OF MERGER

                       FORM OF AGREEMENT OF MERGER BETWEEN
                     FIRST FEDERAL SAVINGS BANK OF SIOUXLAND
               AND FIRST FEDERAL INTERIM SAVINGS BANK OF SIOUXLAND

     THIS AGREEMENT OF MERGER (the "Bank Merger Agreement") dated as of ______ __, 1998, is made by and among First Federal Savings Bank of Siouxland, a federal savings bank (the "Bank") and First Federal Interim Savings Bank of Siouxland, an interim federal savings bank ("Interim").

                                R E C I T A L S :

     1. The Bank is a federal savings association that prior to the transactions contemplated by this Bank Merger Agreement and the Plan of Conversion and Reorganization of First Federal Bankshares, M.H.C. (the "Plan") was a majority owned subsidiary of First Federal Bankshares, M.H.C. (the "Mutual Holding Company"), a federal mutual holding company.

     2. Contemporaneously with the transactions contemplated by this Bank Merger Agreement, the Mutual Holding Company will convert into an interim federal stock savings association and will simultaneously merge with and into the Bank (the "MHC Merger"), whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in the liquidation account of the Bank in exchange for such member's interest in the Mutual Holding Company.

     3. At least two-thirds of the members of the boards of directors of the Bank and Interim have approved this Bank Merger Agreement under which Interim shall be merged with and into the Bank with the Bank as the surviving or resulting institution, and authorized the execution and delivery thereof.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Effective Date of the Merger (as defined below) and contemporaneously with the MHC Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger"). Shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange their shares of Bank common stock for Holding Company Common Stock.

     2. Stock Offering. Contemporaneously with the Bank Merger, _________ Bancorp, Inc., a Delaware corporation shall sell shares of its common stock in a subscription offering as described in the Plan.

     3. Effective Date. The Bank Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by at least two-thirds of the outstanding common stock of the Bank, including at least a majority of the shares held by Minority Stockholders, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger.

     4. Name. The name of the Resulting Institution shall be First Federal Savings Bank of Siouxland.

     5. Offices. The main banking office of the Resulting Institution shall be 329 Pierce Street, Sioux City, Iowa 51101. The branch offices of the Bank that were in lawful operation prior to the Merger shall be operated as branch offices of the Bank.

     6. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

     7. Rights and Duties of the Resulting Institution. At the Effective Date, Interim shall be merged with and into the Bank (the "Resulting Institution"). The business of the Resulting Institution shall be that of a federal savings association as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim shall be automatically transferred to and vested in the Resulting Institution by virtue of such Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Interim. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Interim, immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Interim, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Interim. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Interim shall be preserved and shall not be released or impaired.

     8. Other Terms. All terms used in this Bank Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Bank Merger Agreement and the Conversion.

     IN WITNESS WHEREOF, the Bank and Interim have caused this Merger Agreement to be executed as of the date first above written.

                                        First Federal Savings Bank of Siouxland
                                        (a federal savings bank)
ATTEST:


                                    By:
----------------------------------      ----------------------------------
Suzette F. Hoevet, Secretary            Barry Backhaus, President

                                        First Federal Interim Savings Bank of
                                        Siouxland (a federal savings bank)
ATTEST:

                                    By:
----------------------------------      ----------------------------------
Suzette F. Hoevet, Secretary            Barry Backhaus, President

                                    EXHIBIT C

           AMENDED CHARTER OF FIRST FEDERAL SAVINGS BANK OF SIOUXLAND

                                 AMENDED CHARTER
                                       OF
                               FIRST FEDERAL BANK

     Section 1. Corporate Title. The full corporate title of the stock savings bank is First Federal Bank (the "Savings Bank").

     Section 2. Office. The home office shall be located in the city of Sioux City, County of Woodbury, State of Iowa.

     Section 3. Duration. The duration of the Savings Bank is perpetual.

     Section 4. Purpose and Powers. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under
Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

     Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the Savings Bank has authority to issue is 30,000,000 of which 20,000,000 shares shall be common stock, par value of $l.00 per share and of which 10,000,000 shares shall be serial preferred stock The shares may be issued from time to time as authorized by the board of directors without the approval of its stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor or services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividends, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors; provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, the Federal Deposit Insurance Corporation, or the Resolution Trust Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Savings Bank in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

     A description of the different classes and series of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Savings Bank the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Savings Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions of which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Savings Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     Section 6. Preemptive Rights. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

     Section 7. Directors. The Savings Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Savings Bank's bylaws, shall not be fewer than seven nor more than fifteen except when a greater number is approved by the Office.

     Section 8. Certain Provisions for Five Years. Notwithstanding anything contained in the Savings Bank's charter or bylaws to the contrary, for a period of five years from the effective date of this charter, the following provisions shall apply:

     A. Beneficial Ownership Limitation. No person, other than First Federal Bankshares, Inc., the holding company of the Savings Bank, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of the common stock of the Savings Bank. This limitation shall not apply to a transaction in which the Savings Bank forms a stock holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under ss. 574.3(c)(1)(vi) of the regulations of the Office.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For  purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, a savings bank, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the common stock of the Savings Bank.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     Section 9. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Savings Bank, then preliminarily approved by the Office, which preliminary approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders of a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures on or such other date as the Office may specify in its preliminary approval.

     Section 10. Liquidation Account. Pursuant to the requirements of the Office's regulations (12 C.F.R. Subchapter D), the Savings Bank shall establish and maintain a liquidation account in an amount equal to the greater of: (a) the percentage of the outstanding common stock held by First Federal Bankshares, M.H.C. on September 30, 1998, multiplied by the Savings Bank's stockholders' equity on such date, or (b) the Savings Bank's retained earnings as of the date that the Savings Bank reorganized into the mutual holding company structure. The liquidation account shall be established and maintained for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either September 30, 1997 or December 31, 1998 ("Eligible Depositors"). In the event of a complete liquidation of the Savings Bank, it shall comply with such rules and regulations with respect to the amount and the priorities on liquidation of each of the Savings Bank's Eligible Depositors' inchoate interest in the liquidation account, to the extent it is still in existence. An Eligible Depositor's inchoate interest in the liquidation account shall not entitle such Eligible Depositor to any voting rights at meetings of the Savings Bank's stockholders.

Dated. This ____ day of ______

Attest:                                  By:
       ----------------------------         ----------------------------
       Secretary                            President
       First Federal Bank                   First Federal Bank

Declared effective this __ day of _____

OFFICE OF THRIFT SUPERVISION


Attest:                                  By:
       ----------------------------         ----------------------------
       Corporate Secretary                  Acting Director
       Office of Thrift Supervision         Office of Thrift Supervision

                                    EXHIBIT D

                 CERTIFICATE OF INCORPORATION OF HOLDING COMPANY

                          CERTIFICATE OF INCORPORATION

                                       OF

                         FIRST FEDERAL BANKSHARES, INC.

     FIRST: The name of the Corporation is First Federal Bankshares, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million (20,000,000) consisting of:

          1. Two million (2,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

          2. Eighteen million (18,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

     B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     C. 1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

          2. The following definitions shall apply to this Section C of this Article FOURTH:

            (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

            (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                 (1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                 (2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses of Section A of Article EIGHTH) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                 (3) which is beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

                 and provided further, however, that (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

            (c) A "person" shall mean any individual, firm, corporation, or other entity.

          3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) determining the number of shares of Common Stock beneficially owned by any person, (ii) determining whether a person is an affiliate of another, (iii) determining whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership,

(iv) determining the application of any other definition or operative provision of the section to the given facts, or (v) any other matter relating to the applicability or effect of this section.

          4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

          5. Except as otherwise provided by law or expressly provided in this section, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock giving effect to the provisions of this Article FOURTH.

          6. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

          7. In the event any provision (or portion thereof) of this section shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that such remaining provision (or portion thereof) of this section remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

               A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

               B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

               C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

               D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption (the "Whole Board") or as otherwise provided in the Bylaws.

     SIXTH:

     A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each director to hold office until his or her successor shall have been duly elected and qualified.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

     EIGHTH:

     A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this section:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the then-outstanding common stock of the Corporation and its Subsidiaries, except to an employee benefit plan of the Corporation or any Subsidiary thereof; or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportional share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of an Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.

     The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

     B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

          1. The Business Combination shall have been approved by two-thirds of the Disinterested Directors (as hereinafter defined).

          2. All of the following conditions shall have been met:

            (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                 (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or
                      (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                 (2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the "Determination Date"), whichever is higher.

            (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                 (1) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                 (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                 (3) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

            (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock. If the Interested Stockholder has previously paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

            (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                 Combination: (1) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

            (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

            (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   For the purposes of this Article EIGHTH:

          1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

          2. "Interested Stockholder" shall mean any person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

              (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

              (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

              (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3. For purposes of this Article EIGHTH, "beneficial ownership" shall be determined in the manner provided in Section C of Article FOURTH hereof.

          4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

          5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

          7. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sales price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

          8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

          9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     D. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the common stock of the Corporation and its Subsidiaries. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

     E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

     NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to (A) make a tender or exchange offer for any equity security of the

Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a savings bank holding company and on the ability of its subsidiary savings bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations.

     TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

     ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

     THIRTEENTH: The name and mailing address of the sole incorporator are as follows:

        Name                              Mailing Address
        ----                              ---------------

        Robert I. Lipsher                 5335 Wisconsin Avenue, N.W.
                                          Suite 400
                                          Washington, D.C. 20015


     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this ___ day of _________, 1998.



                                                    -----------------
                                                    Robert I. Lipsher
                                                    Incorporator

                                    EXHIBIT E

                            BYLAWS OF HOLDING COMPANY

                         FIRST FEDERAL BANKSHARES, INC.
                                     BYLAWS


                            ARTICLE I - STOCKHOLDERS

     Section 1. Annual Meeting.

     An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     Section 2. Special Meetings.

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     Section 3. Notice of Meetings.

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5. Organization.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business.

          (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

          (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors or: (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors or; (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

     Section 7. Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

     Section 8. Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9. Consent of Stockholders in Lieu of Meeting.

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

     Section 1. General Powers, Number and Term of Office.

     The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated by resolution. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

     Section 2. Vacancies and Newly Created Directorships.

     Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

     Section 3. Regular Meetings.

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings.

     Special meetings of the Board of Directors may be called by a majority of the Directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or by the President and Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or be telegraphing or telexing or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.


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

     Section 5. Quorum.

     At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 6. Participation in Meetings By Conference Telephone

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7. Conduct of Business.

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 8. Powers.

     The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (1) To declare dividends from time to time in accordance with law;

          (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

          (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

          (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

          (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

          (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

          (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

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

     Section 9. Compensation of Directors.

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES

     Section 1. Committee of the Board of Directors.

     The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business.

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum, and all matters shall be determined by a majority vote of the members present, subject to a quorum being present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filled with the minutes of the proceedings of such committee.

     Section 3. Nominating Committee.

     The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members, one of which shall be the Chairman of the Board. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c) (ii) of Article I of these Bylaws in order to determine compliance with such By-law provision and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

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

                              ARTICLE IV - OFFICERS

     Section 1. Generally.

          (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

          (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of two-thirds of the authorized number of Directors then constituting the Board of Directors, or removed by an Officer pursuant to authority delegated by the Board to such Officer in accordance with Section 8(5) of Article II.

          (c) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     Section 2. Chairman of the Board.

     The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity and, when present, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

     Section 3. President and Chief Executive Officer.

     The President and Chief Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

     Section 4. Vice President.

     The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President or any such designation as the Board of Directors, Chairman of the Board or President deems appropriate.

     Section 5. Secretary.

     The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President.


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

     Section 6. Assistant Secretaries and Other Officers.

     The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     Section 7. Action with Respect to Securities of Other Corporations.

     Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.


                                ARTICLE V - STOCK

     Section 1. Certificates of Stock.

     Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2. Transfers of Stock.

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3. Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

     Section 4. Lost, Stolen or Destroyed Certificates.

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations.

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                              ARTICLE VI - NOTICES

     Section 1. Notices.

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

     Section 2. Waivers.

     A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                           ARTICLE VII - MISCELLANEOUS

     Section 1. Facsimile Signatures.

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2. Corporate Seal.

     The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Comptroller or by an Assistant Secretary or an assistant to the Comptroller.

     Section 3. Reliance upon Books, Reports and Records.

     Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4. Fiscal Year.

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 5. Time Periods.

     In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENT

     The Board of Directors may by a two-thirds vote amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the Notice of the Meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.


















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